Exhibit 10.1

RBC Wealth Management

Royal Bank of Canada Tower 49 12 East 49th Street 35th Floor New York, NY 10017 Tel.: +1 212 415-5900 Fax: +1 212 415-5006 www.rbcwm-usa.com

May 9, 2014

TWIN CITIES POWER HOLDINGS, LLC

Attn: Timothy Krieger

Ste 210, 16233 Kenyon Ave

Lakeville, MN 55044

Re: Uncommitted Line of Credit

Dear Mr. Krieger:

You have been approved for a US$ 700,000.00 uncommitted line of credit (the "Facility") from Royal Bank of Canada (the "Bank"). The availability under the Facility may be increased or decreased by the Bank in its sole and absolute discretion. While the Bank may make extensions of credit in its sole and absolute discretion under the Facility, the Bank is not, nor shall it be, committed or otherwise obligated to make any extensions of credit under the Facility.

We are enclosing a copy of the Bank's Margin Maintenance Guidelines. These guidelines set forth the maximum loan value that the Bank may, but is not obligated to, attribute to certain classes of assets pledged to it by its clients.

Please note that any repayment of principal under the Facility may be subject to break funding costs. Please consult the relevant provisions of your loan documentation for an explanation and an illustration of how such break funding costs are calculated.

We thank you for your business. Please feel free to contact us should you have any questions.

Sincerely yours,

ROYAL BANK OF CANADA

/s/ Alexander Ingalls

Alexander Ingalls

Senior Credit Officer

Loan Confirmation	Royal Bank of Canada 12 East 49th Street 35th Floor New York, New York 10017 Telephone (212) 415-5900 www .rbcwminternational.com

TWIN CITIES POWER HOLDINGS, LLC 16233 KENYON AVE LAKEVILLE, MN 55044	Date: MAY 12, 2014 Contract: 3254565-001

Amount	Value Date	Contract Rollover Date	Term
700,000.00 USD	MAY 12, 2014	JUN 11, 2014	30 DAYS

Your interest rate will be 2.401100

Your payments will be as follows:

Interest Amount:	Due On:

1,400.64	JUN 11, 2014

Please quote the contract number on all payments and correspondence. Interest and principal payments due at maturity should be made in accordance with the standard terms of our arrangement with you.

Margin Maintenance Guidelines

The table below sets forth the loan to value advance percentages that Royal Bank of Canada (the "Bank") may, but is not obligated to, attribute in respect of certain classes of assets pledged to it by its clients. The Bank may, in its sole and absolute discretion and without notice, attribute percentages that are different from what is set forth below.

Asset Class[1]	Loan to Value Advance Percentage
Cash & RBC Time Deposits	100%
Certificates of Deposit (FDIC-insured)	90%
US/Canadian Treasury Bills	98%
Commercial Paper (less than 1 year) rated: A-1/P-1 or better A-2/P-2	95% 85%

Sovereign & Supranational Notes & Bonds

Rated AAA (including US Treasuries); <5 years Rated AAA (including US Treasuries); > 5 years

Rated AA(+/-); < 5 years

Rated AA(+/-); > 5 years

Rated A(+/-);< 5 years

Rated A(+/-); > 5 years

Rated BBB (+/-); < 5 years

Rated BBB (+/-); > 5 years

Rated BB (+/-)[2] ; < 5 years

Rated BB (+/-)[2] ; > 5 years

Rated B (+/-)[2] ; < 5 years

Rated B (+/-)[2] ; > 5 years

95% 90% 90% 85% 85% 80% 75% 70% 70% 65% 45% 30%
US Agency Debt Direct Obligations & Mortgage Pass Thrus; < 5 years Direct Obligations & Mortgage Pass Thrus; > 5 years REMICs & CMOs Rated BBB - or better	93% 85% 50%

State/Provincial/Municipal Notes & Bonds

Rated AAA; < 5 years

Rated AAA; > 5 years

Rated AA(+/-); < 5 years

Rated AA(+/-); > 5 years

Rated A(+/-); < 5 years

Rated A(+/-); > 5 years

Rated BBB (+/-) < 5 years

Rated BBB (+/-) > 5 years

Rated BB (+/-)[2] ,any term

Unrated General Obligation (GOs) [2]

90% 85% 85% 80% 80% 75% 70% 65% 40% 50%

Corporate Notes & Bonds

Rated AAA; < 5 years

Rated AAA; > 5 years

Rated AA(+/-); < 5 years

Rated AA(+/-); > 5 years

Rated A(+/-); < 5 years

Rated A(+/-); > 5 years

Rated BBB (+/-); < 5 years

Rated BBB (+/-); > 5 years

Rated BB(+/-)[2]; any term

85% 80% 80% 75% 75% 70% 70% 60% 40%
Mutual Funds[3] (Daily redemption) Money Market Funds Investment Grade Bond Funds	98% 80%

Balanced Funds Blue Chip Equity Funds Other Funds	75% 70% 50%

Equities

(freely tradable; Common or Preferred shares or Depository Receipts. The

Bank prefers that equities on major U.S. or Canadian exchanges trade at

$5.00 or more per share)

- Purpose Credit (as defined in Federal Reserve Board Regulation U)

- Non-Purpose Credit

50% 70%

Principal Protected Structured Notes

(based on Net Present Value - NPV of the principal protected amount) RBC Issued

3rd Party issued rated AAA, maxim.um remaining term to maturity not to exceed 7 years

3rd Party issued rated AA(+/-); maximum remaining term to maturity not to exceed 7 years

3rd Party issued rated A(+/-); maximum remaining term to maturity not to exceed 7 years

95% 90% 85% 80%

Non-Principal Protected Structured Notes (including Reverse Convertibles and/or Equity-Linked Notes)4

RBC Issued; maximum term not exceeding 3 years

3rd Party issued rated A+ or better; maximum term not exceeding 1 year

40%-70% 30%-60%

1.                            The Bank prefers that collateral be denominated in a major currency. Where the collateral is denominated in a currency that is different from the currency of any loan, the Bank prefers that the loan value of the collateral exceed the outstanding principal balance of a loan by an amount sufficient to provide a cross-currency risk cushion of at least 5% of the currency mismatched amount. The Bank also prefers that collateral (other than cash, US Treasuries and certain other highly-rated securities) be diversified so that securities from any one issuer do not constitute more than 20% of the loan value of the collateral.

2.                            The Bank prefers that the sum of the loan value of (a) debt rated BB+ or lower and (b) unrated General Obligation Municipal bonds not exceed 20% of the loan value of the collateral.

3.                            The Bank prefers that all Mutual Funds be registered under the Investment Company Act of 1940. The loan value that secures "purpose credit" (as defined in Regulation U) shall be capped at 50% whenever required by Regulation U.

4.                            Loan to value advance percentages range provided as an indication. The actual lending value will depend on the structure of the Note eg: pay-off and underlying structure, as well as the overall composition of the pledged portfolio.